Exhibit 10.29
                           Queenstone Financial Corp.
                                   P.O Box 62
                                  Provienciales
                             Turks & Caicos Islands
                               British West Indies

December 4, 2003

Mr. Lee Kasper, Chief Executive Officer
NuTech Digital, Inc.
7900 Gloria Ave.
Van Nuys, CA 91406

Re: NuTech Digital, Inc. Pipe Financing

Dear Mr. Kasper:

This letter (the "Agreement") shall confirm the non-exclusive finder's arrangement between Queenstone Financial Corp. ("Queenstone Financial Corp.") and NuTech Digital, Inc. ("NTDL") in the event that NTDL proceeds with a debt and/or equity transaction ("Transaction(s)") with a party introduced by Queenstone Financial Corp. There is no obligation to consummate any Transaction and NTDL can choose to accept or reject any Transaction in its sole and absolute discretion. NTDL acknowledges that there is no guaranty or assurance that any Transaction will take place and that the final legal documentation may contain terms that vary with those set forth on any term sheets. In the event that a Transaction(s) occurs, NTDL agrees to pay Queenstone Financial Corp. the following at each close (or at Queenstone Financial Corp.'s request, NTDL shall direct the investor to pay the fees directly to Queenstone Financial Corp.) in cash, 10% of all cash amounts received or the same amount in stock, price, terms and conditions of the stock shall be identical to those of the investor. Queenstone Financial Corp. has the choice on which they decide choose. In addition, Queenstone Financial Corp. shall receive 100,000 warrants for every $100,000 funded on a pro rata basis. The exercise price, terms and conditions of the warrants shall be identical to those of the investor. NTDL shall reimburse Queenstone Financial Corp. for all pre-approved expenses upon presentation of an invoice regardless if a Transaction is consummated.

NTDL agrees to indemnify and hold harmless Queenstone Financial Corp. and its affiliates, directors, officers, shareholders, employees and agents (the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, including attorneys' fees, to which the Indemnified Parties may become subject, arising out of or related to actions taken or omitted to be taken by an Indemnified Parties in connection with any service rendered, or any Transaction or proposed Transaction contemplated, or any Indemnified Party's role in connection therewith. In this regard, and without limitation, NTDL acknowledges that Queenstone Financial Corp. is not responsible for the actions of the parties introduced by Queenstone Financial Corp. or their agents. NTDL acknowledges that none of the Indemnified Parties is acting as broker/dealer, attorney, accountant, or financial advisor to NTDL and that

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Mr. Lee Kasper, Chief Executive Officer
February 4, 2004
Page 2 of 3


NTDL will seek its own professional advice with respect to the Transaction. Queenstone Financial Corp. and NTDL agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent or shareholder of either party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either Queenstone Financial Corp. or NTDL. In no event shall Queenstone Financial Corp. be liable to NTDL and NTDL be liable to Queenstone Financial Corp. whether a claim be in tort, contract or otherwise for any amount in excess of the total amount paid by NTDL to Queenstone Financial Corp. under this Agreement. In the event of any dispute between the parties hereto, the parties agree to resolve all matters in binding arbitration before the American Arbitration Association in Los Angeles, CA with the prevailing party entitled to reasonable attorneys' fees and costs. NTDL agrees not to mention the name of Queenstone Financial Corp. or its agents in any press release or news announcement without the express written consent of Queenstone Financial Corp..

Please acknowledge your agreement to the terms of this Agreement by executing a copy of this letter where indicated below and returning it to us by fax at (649) 946-5298. Please call me on my private line at (649) 946-5296 if you have any questions.

By: Queenstone Financial Corp.                      By:  NuTech
Digital, Inc.

______________________              _______________________________
                                    Lee Kasper, Chief Executive
                                    Officer

                    Queenstone Financial Corp. Capital, Ltd.

Mr. Lee Kasper, Chief Executive Officer
February 4, 2004
Page 3 of 3


                           Queenstone Financial Corp.
                                   P.O Box 62
                                  Provienciales
                             Turks & Caicos Islands
                               British West Indies

February 22, 2004

Mr. Lee Kasper, Chief Executive Officer
NuTech Digital, Inc.
7900 Gloria Ave.
Van Nuys, CA 91406

Re:   NuTech Digital, Financing

Dear Mr. Kasper:

We are very happy that we helped in your most recent financing.
We would still always try to help the growth of NuTech Digital in the future. We feel that the moies raised would best be suited for NuTech Digital to buy rights to grow their company. With tat in mind we would like to take the stock position rather than the 10% cash fee.


By: Queenstone Financial Corp.


Authorized Signatory